                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                              ---------------------

              ACETO CORPORATION REPORTS SECOND QUARTER RESULTS WITH
                     BEST EVER QUARTERLY GROSS PROFIT MARGIN

LAKE SUCCESS, NY - February 11, 2004 - Aceto Corporation (Nasdaq:ACET), a global distributor of pharmaceutical and specialty chemicals, today announced quarterly results of operations for its second quarter and six months ended December 31, 2003. The operating results do not reflect the Company's acquisition of Pharma Waldhof, which was consummated on December 31, 2003.

SECOND QUARTER FINANCIAL HIGHLIGHTS - versus fiscal 2003 second quarter
o    Net sales grew 7% to $69.2 million.
o    Gross profit rose 18% to $12.9 million.
o Net income increased 27% to $3.0 million or $0.19 per diluted share, from $2.3 million or $0.16 per diluted share in the same period last year. The weighted average number of diluted shares outstanding rose 7% due to an increased number of stock options exercised during the past year and because more unexercised stock options were included in the calculation as a result of the Company's higher stock price.

SIX-MONTH FINANCIAL HIGHLIGHTS - versus the first six months of fiscal 2003
o    Net sales were up 7% to $141.5 million.
o    Gross profit grew 14% to $25.3 million.
o Income, before the cumulative effect of a non-cash accounting charge of $1.9 million in last year's period, increased 31% to $6.1 million or $0.38 per diluted share, from $4.7 million or $0.31 per diluted share in the first six months of fiscal 2003. For the reasons set forth above, the weighted average number of diluted shares outstanding increased 8.5%.

Leonard S. Schwartz, Chairman, CEO and President of Aceto, stated, "We are pleased with the results for the second quarter and first half of fiscal 2004, during which our three main business segments - Health Sciences, Chemicals and Colorants, and Agrochemicals - all performed well. Our gross profit margin rose from 17.0% in the second quarter of last year to 18.7% in the current period, representing our best-ever quarterly gross profit margin. We are especially encouraged because these results were achieved despite no new product launches in our Health Sciences segment in the quarter. We do, however, expect to launch at least three Active Pharmaceutical Ingredients (APIs) during the second half of the year."

Douglas Roth, CFO of Aceto, added, "In the second quarter, SG&A expenses increased, as expected, from $7.7 million to $9.3 million primarily due to higher professional fees related to internal control documentation and assessment as mandated by the Sarbanes-Oxley legislation, and non-recurring legal fees connected with a fully successful lawsuit in China and our joint venture with Nufarm. Additionally, SG&A was negatively impacted by currency translation from Euros to US dollars which was more than offset by the favorable currency translation for sales and gross profit."

Mr. Roth continued, "Our financial position remains strong. As of December 31, 2003, we had cash of $31.9 million, working capital of $77.3 million, no long-term debt and shareholders' equity of $93.2 million."

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

Aceto Corporation News Release                                         Page 2
February 11, 2004

Mr. Schwartz further stated, "We recently completed the acquisition of Pharma Waldhof from Roche and are extremely enthusiastic about the addition of this biopharmaceutical distribution company to our business. Not only do we believe the transaction will be immediately accretive to earnings, but it serves as the cornerstone of Aceto's entry into the biopharmaceutical market and positions us on the cutting edge of the generic biopharmaceutical market as it develops. Another emerging market in which we are excited to be participating is Eastern Europe, which, prior to entry into the EU, is mostly unregulated in terms of pharmaceuticals. We opened an office in Poland in early January to facilitate the supply of EU-approved APIs to pharmaceutical manufacturers in countries joining the EU, such as Poland, where the EU pharmaceutical standards will be required under the law by June of this year."

Mr. Schwartz concluded, "As a result of these recent developments and the strength of our ongoing business, we are optimistic about Aceto's near and long-term prospects. Current initiatives for continued growth include launching products from our pipeline of over 50 APIs, establishing another business location in Eastern Europe, and pursuing additional agrochemical partnerships and product acquisitions. We are seeing more and more agrochemical opportunities due to the consolidation of large companies and the disintermediation of the traditional supply channels. With regard to financial guidance for the third quarter of fiscal 2004, we anticipate achieving earnings of $0.19 - $0.22 per diluted share, which compares to $0.16 in the third quarter of last year. We look forward to updating you with our progress."

CONFERENCE CALL
Leonard S. Schwartz, Chairman, CEO, and President, and Douglas Roth, CFO, will conduct a conference call at 10:00 a.m. ET on Wednesday, February 11, 2004. Interested parties may participate in the call by dialing 800-915-4836 (973-317-5319 for international callers) - please call in 10 minutes before the call is scheduled to begin, and ask for the Aceto call. The conference call will also be broadcast live over the Internet via the Investor Relations section (CONFERENCE CALLS) of the Company's website. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's website. A recorded phone replay of the call will also be available from 12:00 noon ET on Wednesday, February 11, 2004 until 12:00 noon ET on Thursday, February 12, 2004. Interested parties may dial 800-428-6051 (973-709-2089 for international callers) and enter the code 335745 for the phone replay.

ABOUT ACETO
Aceto Corporation, which was incorporated in 1947, is a global leader in the distribution and marketing of pharmaceutical and specialty chemicals used principally in the agricultural, color, pharmaceutical, surface coating/ink and general chemical industries. With offices in ten countries, Aceto Corporation distributes over 1,000 chemicals in these and other fields. For more information, please view our web slide show presentation.

                                     -more-

Aceto Corporation News Release                                         Page 3
February 11, 2004


This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward looking statements contained in this press release include, but are not limited to, expected new product launches during the second half of fiscal 2004, as well as the earnings guidance for the Company's third quarter of fiscal 2004. All forward-looking statements in this press release are made as of the date hereof, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. These uncertainties include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, economic and political conditions in the United States and abroad, as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at WWW.SEC.GOV.


CONTACT:                                   -OR-     INVESTOR RELATIONS COUNSEL:
Aceto Corporation                                   The Equity Group Inc.
Leonard S. Schwartz, Chairman/CEO                   Loren G. Mortman
Douglas Roth, CFO                                   (212) 836-9604,
LMortman@equityny.com
---------------------                               Lauren Barbera
(516) 627-6000                                      (212) 836-9610,
www.aceto.com
-------------                                       www.theequitygroup.com
LBarbera@equityny.com                               ----------------------
---------------------


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

Aceto Corporation News Release                                         Page 4
February 11, 2004


                                                   ACETO CORP.
                                        CONSOLIDATED STATEMENTS OF INCOME
                                     (IN THOUSANDS EXPECT PER SHARE AMOUNTS)
                                                   (UNAUDITED)


                                                 SECOND QUARTER ENDED             SIX MONTHS ENDED
                                                      DECEMBER 31,                  DECEMBER 31,
                                                 2003            2002          2003             2002
                                              ----------      ----------    -----------       ----------
Net Sales                                      $ 69,202        $ 64,633       $141,539         $132,655

Cost of Sales                                    56,258          53,627        116,271          110,404
                                              ----------      ----------    -----------       ----------

Gross Profit                                     12,944          11,006         25,268           22,251
Gross Profit %                                   18.70%          17.03%         17.85%           16.77%

Selling, General and
  Administrative Expenses                         9,331           7,655         17,458           15,316
                                              ----------      ----------    -----------       ----------

Operating Profit                                  3,613           3,351          7,810            6,935

Other Income (Expense) Net of
  Interest Expense                                  463              49            820             (145)
                                              ----------      ----------    -----------       ----------

Income before Income Taxes and Cumulative
  Effect of Accounting Change                     4,076           3,400          8,630            6,790

Provision for Income Taxes                        1,113           1,072          2,548            2,139

Income Before Cumulative Effect of
  Accounting Change                               2,963           2,328          6,082            4,651

Cumulative effect of accounting change
  net of income taxes (1)                             -               -              -            1,873
                                              ----------      ----------    -----------       ----------

Net Income                                      $ 2,963         $ 2,328       $  6,082         $  2,778
                                              ==========      ==========    ===========       ==========
Basic earnings per common share (2):
  Before accounting change                      $  0.19         $  0.16       $   0.39         $   0.32
  Cumulative effect of accounting change        $     -         $     -       $      -         $   0.13
                                              ----------      ----------    -----------       ----------
                                                $  0.19         $  0.16       $   0.39         $   0.19

Diluted earnings per common share (2):
  Before accounting change                      $  0.19         $  0.16       $   0.38         $   0.31
  Cumulative effect of accounting change        $     -         $     -       $      -         $   0.12
                                              ----------      ----------    -----------       ----------
                                                $  0.19         $  0.16       $   0.38         $   0.19

Weighted average shares outstanding
  Basic                                          15,648          14,756         15,711           14,729
  Diluted                                        16,002          14,931         16,125           14,856

(1) Impairment loss on a business in the industrial sanitary supply segment was recognized as a cumulative effect of an accounting change in the first interim of fiscal 2003.

(2) Retroactively adjusted to reflect a 3-for-2 stock dividend, accounted for as a stock split, distributed on January 2, 2003 to common stockholders of record as of the close of business December 17, 2003.


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

Aceto Corporation News Release                                         Page 5
February 11, 2004

                                              ACETO CORP.
                                      CONSOLIDATED BALANCE SHEETS
                                            (IN THOUSANDS)


                                                                    DECEMBER 31, 2003     JUNE 30, 2003
                                                                    -----------------    ---------------
                                                                       (UNAUDITED)
ASSETS
Current Assets:
  Cash                                                              $          31,927    $        20,263
  Short-term investment                                                           994                877
  Trade receivables, less allowance for doubtful
    accounts:  12/31/03  $724;  6/30/03  $ 939                                 47,375             43,841
   Other                                                                        1,945              1,320
                                                                    -----------------    ---------------
                                                                               49,320             45,161

  Inventory                                                                    41,083             41,696
  Prepaid expenses                                                              1,257              1,015
  Income taxes receivable                                                           -                939
  Deferred income tax benefit, net                                                301                301
        Total current assets                                                  124,882            110,252

Long-term notes receivable                                                        795              1,017

Property, plant and equipment                                                   6,717              6,282
Less accumulated depreciation                                                   4,077              3,681
                                                                    -----------------    ---------------
                                                                                2,640              2,601

Goodwill                                                                       10,766              7,783
Deferred income tax benefit                                                     1,107              1,107
Other assets                                                                      637                759
                                                                    -----------------    ---------------

Total Assets                                                        $         140,827    $       123,519

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Drafts and acceptances payable                                    $           1,712    $         1,315
  Short term bank loans                                                         1,130              3,286
  Accounts payable                                                             21,458             17,372
  Accrued merchandise purchases                                                 6,973              4,048
  Accrued compensation                                                          3,900              4,117
  Accrued environmental remediation                                             1,550              1,550
  Accrued income taxes                                                          1,333                  -
  Other accrued expenses                                                        9,566              7,262
                                                                    -----------------    ---------------
         Total current liabilities                                             47,622             38,950

Shareholders' equity:
  Common stock, $.01 par value per share;                                         176                176
    Authorized: 12/31/03, 40,000,000; 6/30/03, 20,000,000 shares
    Issued: 12/31/03 & 6/30/03: 17,570,579 shares;
   Outstanding: 12/31/03, 15,851,736; 6/30/03, 15,564,070 shares
  Capital stock in excess of par                                               57,278             57,047
  Retained earnings                                                            50,867             46,142
  Accumulated other comprehensive loss                                          1,932              1,040
                                                                    -----------------    ---------------
                                                                              110,252            104,405

Less:
  cost of common shares held in treasury;
  12/31/03, 1,718,843; 6/30/03, 2,006,509 shares                               17,048             19,836
                                                                    -----------------    ---------------
       Total shareholders' equity                                              93,205             84,569

Total liabilities and shareholders' equity                          $         140,827    $       123,519

                                                      ###